ACT OF MORTGAGE	**UNITED STATES OF AMERICA**
BY: MIRO STREET INVESTMENTS, LLC	**STATE OF LOUISIANA**
TO: TULSA REAL ESTATE FUND, LLC	**PARISH OF ORLEANS**

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BE IT KNOWN, that on this 30th day of May, 2019

BEFORE ME, the undersigned Notary Public duly commissioned and qualified in the Parish and State hereinafter set forth, and in the presence of the witnesses hereinafter named and undersigned, personally came before me and appeared:

Miro Street Investments, LLC (XX-XXX2500) a limited liability company organized under the laws of the State of Louisiana, whose Articles of Organization are recorded in the office of the Louisiana Secretary of State, said company being domiciled in Orleans Parish, Louisiana, herein appearing by and through its duly authorized member(s), authorized by virtue of that certificate of authority, dated 5/28/19 original of which is annexed hereto and made a part hereof.

(hereinafter referred to as "**Mortgagor**") who declared and acknowledged that Mortgagor is justly and truly indebted unto **Tulsa Real Estate Fund, LLC** (hereinafter referred to as "**Mortgagee**"), whose mailing address 3355 Lenox Road NE, Suite 750, Atlanta, GA 30326 in the full sum of **FOUR HUNDRED AND THIRTY EIGHT THOUSAND DOLLARS AND NO CENTS ($438,000.00)**, which Mortgagee has this day loaned and advanced unto Mortgagor, receipt of which is hereby acknowledged, and in order to evidence said loan, Mortgagor has made and subscribed one certain promissory note of even date herewith, in the principal sum of **FOUR HUNDRED AND THIRTY EIGHT THOUSAND DOLLARS AND NO CENTS ($438,000.00)** the said promissory note being payable to the order of **Tulsa Real Estate Fund, LLC**, bearing interest at the rate of **15.25%** per year until **May 1, 2020**, payable at 3355 Lenox Road NE, Suite 750, Atlanta, GA 30326. The monthly payments are to be applied to interest only. None of the payment will be applied to principal. An exit fee in the amount of $33,600 will be due to Mortgagee upon sale or refinance of the herein described property.

Which said promissory Note (hereinafter the "Note") after having been paraphed "Ne Varietur" by me, Notary, for identification herewith, has been delivered unto Mortgagee, here present, who acknowledges receipt thereof.

This mortgage may not be assumed without Mortgagee's written consent. Should the Property herein described be sold or otherwise transferred subject to or with the purchaser assuming the indebtedness secured hereby without first obtaining Mortgagee's consent thereto, the Mortgagee may, at its option, declare all sums secured by this mortgage to be immediately due and payable.

AND NOW, pursuant to the laws of the State of Louisiana, for the purpose of securing (1) payment of the indebtedness as herein provided and in said Note provided, (2) payment of all other monies secured hereby, together with all interest, attorney's fees and premiums of insurance, as well as taxes, paving and all other local improvement assessments, and (3) the performance of all the covenants, agreements and stipulations herein contained, Mortgagor declared that Mortgagor does by these presents mortgage, affect and specially hypothecate in favor of Mortgagee, and of any future holder or holders of the Note herein issued, the following described property, (hereinafter sometimes referred to as the "Property") to-wit:

TWO (2) CERTAIN PIECES OR PORTIONS OF GROUND, together with all the buildings and improvements thereon, and all of the rights, ways, privileges, servitudes, appurtenances and advantages thereunto belonging or in anywise appertaining, situated in the **Third District** of the City of New Orleans, Parish of **Orleans**, State of Louisiana, in **Square No. 1051**, bounded by North Miro Street, North Galvez Street (side), New Orleans Street, and London Avenue (side), and designated as **Lot Nos. 10 and 11**. Said lots adjoin each other and measure as follows: Said Lot 10 lies nearer to and forms the corner of North Miro Street and New Orleans Street, and measure 30 feet front on North Miro Street, same width in the rear, by a depth and front on New Orleans Street of 120 feet between equal and parallel lines. Said Lot 11 commences at a distance of 30 feet from the corner of North Miro Street and New Orleans Street, and measures 30 feet front on North Miro Street, same width in the rear, by a depth of 120 feet between equal and parallel lines. All in accordance with a survey by R.W. Krebs, Professional Land Surveying, LLC, dated May 20, 2019, a copy of which is attached hereto.

For informational purposes only: Improvements thereon bear Municipal No. 1838-38 1/2 North Miro Street, 1840 North Miro Street, 1832 North Miro Street, 2120-22 New Orleans Street and 2138 New Orleans Street.

The said Property is to remain mortgaged and hypothecated until the full and final payment of the aforesaid Note and interest, as well as all other sums secured hereby, Mortgagor is not to sell, alienate or encumber the same to the prejudice of this act.

In case the Note secured hereby should be placed in the hands of an attorney after its maturity, to institute legal proceedings to recover the amount thereof, or any part thereof, in principal or interest, or to protect the interests of the holder or holders thereof, or in case the same should be placed in the hands of an attorney for collection, compromise or other action, Mortgagor agrees to pay the fees of the attorney who

Chelsey Richard Napoleon
CLERK OF CIVIL DISTRICT COURT
INST #: 2019-21154 06/03/2019 11:44:53 AM
TYPE: M 12 PG(S)
MIN#: 1363175

may be employed for that purpose, which fees are hereby fixed at twenty five (25%) percent on the amount due or sued for, or claimed or sought to be protected, preserved or enforced.

The said Mortgagor hereby confesses judgment in favor of the Mortgagee, or any future holder or holders of said Note up to the full amount of principal, interest and attorney's fees and for any sums that the Mortgagee may advance during the life of this mortgage for the payment of premiums of insurance, taxes and assessments or for the protection and preservation of its mortgage as authorized elsewhere in this act.

The maximum amount for which the mortgage herein granted shall be deemed to secure the obligations of the Mortgagor as stipulated herein, to reimburse the Mortgagee or any future holder or holders of the Note secured hereby, the amounts paid, advanced or incurred for insurance premiums, taxes and assessments, repairs to the mortgaged Property, costs, attorney's fees, charges and expenses of any and every kind for the full protection and preservation of this mortgage, including payments required in respect to any lease, lien, privilege or mortgage affecting the Property herein mortgaged, is hereby fixed at fifty (50%) percent of the principal amount of the Note secured hereby, which amount shall be exclusive of and in addition to the principal of the said Note and mortgage with interest as herein set forth.

Mortgagor and Mortgagee hereby designate Mortgagee, or any agent or nominee of Mortgagee, as keeper of the mortgaged Property, and in addition hereby further expressly authorize and permit Mortgagee to name a keeper for the mortgaged Property or any part thereof, at any time seizure of the mortgaged Property may be hereinafter effected in any action for the recognition or enforcement of this mortgage, but nothing herein shall require Mortgagee to petition for nor to provoke the appointment of any such keeper. This designation and the permission herein granted are made pursuant to Louisiana Revised Statutes 9:5136 et seq., the provisions of which shall likewise govern the powers, duties and compensation of any such keeper.

Mortgagor does by these presents, agree and stipulate that in the event of any uncured default hereunder, it shall be lawful for the Mortgagee, and Mortgagor does hereby authorize Mortgagee, to cause all and singular the hereinabove described Property to be seized and sold under executory process without appraisement, appraisement being hereby expressly waived, as an entirety or in parcels, as Mortgagee may determine, to the highest bidder for cash.

It is further stipulated and agreed that the Note hereinabove described and hereby secured and that this mortgage and all matters relating or pertaining thereto shall be governed and construed by and under the laws of the State of Louisiana without regard to where this mortgage may have been executed or delivered, or payment of the loaned funds made or advanced.

Mortgagor does herein and hereby waive, in favor of the Mortgagee, and in favor of any future holder of the Note secured hereby, any and all homestead exemption to which Mortgagor is or may be entitled under the Constitution and laws of the State of Louisiana, insofar as the Property hereby mortgaged is concerned.

Mortgagor hereby expressly waives: (a) the benefit of appraisement as provided in Articles 2332, 2336, 2723 and 2724, Louisiana Code of Civil Procedure, and all other laws conferring the same; (b) the demand and three (3) days delay accorded by Articles 2639 and 2721, Louisiana Code of Civil Procedure; (c) the Notice of Seizure required by Articles 2293 and 2721, Louisiana Code of Civil Procedure; (d) the three (3) days delay provided by Articles 2331 and 2722, Louisiana Code of Civil Procedure; and (e) the benefit of the other provision of Articles 2331, 2722 and 2723, Louisiana Code of Civil Procedure, and any other Articles not specifically mentioned above; and Mortgagor expressly agrees to the immediate seizure of the Property subject to this mortgage in the event of suit thereof.

It is further understood and agreed that in the event of the passage after the date of this mortgage of any law by the State of Louisiana deducting from the value of land for the purpose of taxation any lien thereon, or changing in any way the laws now in force for the taxation of mortgages or debts secured by mortgages for State or local purposes, or the manner of collection of any such taxes, so as to affect this mortgage, or in any manner seeking to force the payment of State or local taxes by the Mortgagee, or the holder or holders of the Note, then, and in any of said events, the Mortgagor binds and obligates Mortgagor to pay any and all taxes which may be assessed against the Mortgagee, or the holder or holders of the Note, by reason of this mortgage; and in default of such payment by the Mortgagor, the Mortgagee, or the holder or holders of the Notes, may pay said tax and the amount so paid shall be secured by the mortgage herein granted, or Mortgagee may, at its option, declare the Note and indebtedness immediately due and payable.

Mortgagee may, at any reasonable time, enter and inspect the mortgaged Property after 48 hours written notice to the Mortgagor.

As a further security for payment of the indebtedness secured hereby and performance of Mortgagor's obligations, covenants and agreements herein contained, Mortgagor hereby transfers, sets over and assigns to Mortgagee:

(1) All rents, issues and profits of the Property from time to time accruing, whether under leases or tenancies now existing or hereafter created, reserving to Mortgagor, however, so long as Mortgagor is not in default hereunder, the right to receive and retain such rents, issues and profits.

It is understood and agreed that any tenant, lessee or other person, his successors and assigns, from whom is due such payment(s) above mentioned, is hereby authorized to pay same to Mortgagee upon receipt of its written notice of such default and to continue such payment(s) until notified in writing by Mortgagee to discontinue same.

(2) Any and all awards or payment, including interest thereon, and the right to receive the same, which may be made with respect to the Property as a result of (a) the exercise of the right of eminent domain, (b) the alteration of the grade of any street, or (c) any other injury to or decrease in the value of the Property, to the extent of all amounts which may be secured by the mortgage at the date of receipt of any such award or payment by the Mortgagee, and of the reasonable counsel fees, costs and disbursements incurred by the Mortgagee in connection with the collection of such award or payment. The Mortgagor agrees to execute and deliver, from time to time, such further instruments as may be requested by the Mortgagee to confirm such assignment to the Mortgagee of any such award or payment.

Mortgagor declared that Mortgagor does hereby specially covenant and agree to the faithful fulfillment of the following stipulations in favor of Mortgagee, to-wit:

(1) Mortgagor shall pay the Note in accordance with its terms and shall perform and comply with all of the terms and provisions hereto.

(2) Mortgagor has good and absolute title to the Property hereby mortgaged and has full power and lawful authority to mortgage the same in the manner and form aforesaid; that the same is free and clear of all liens, charges and encumbrances whatsoever.

(3) Mortgagor shall keep protected and in good order, repair and condition at all times the mortgaged Property, and shall keep insured the mortgaged Property and the interests and liabilities attendant to the ownership thereof, in manner, forms, companies, sums and length of terms satisfactory to Mortgagee. All insurance policies are to be held by and to the extent of its interest, are to be for the benefit of and first payable in case of loss to Mortgagee, and Mortgagor shall deliver to Mortgagee a new policy as replacement for any expiring policy at least fifteen days before the date of such expiration. Mortgagor shall pay for the premiums for such insurance policies when due and shall, within thirty days after such payment, furnish Mortgagee with evidence of such payment. All amounts recoverable under any policy hereby assigned to Mortgagee and in the event of loss the amount collected may, at the option of Mortgagee, be used in any one or more of the following ways: (1) applied upon the indebtedness secured hereby, whether such indebtedness then be matured or unmatured, (2) used to fulfill any of the covenants contained herein as Mortgagee may determine, (3) used to replace or restore the mortgaged Property to a condition satisfactory to Mortgagee or (4) release to Mortgagor, and Mortgagee is irrevocably appointed by Mortgagor as agent and attorney-in-fact of Mortgagor to assign any such policy in the event of the foreclosure of this mortgage or any other extinguishment of the indebtedness secured hereby.

(4) Mortgagor will not suffer any waste or stripping of the mortgaged Property or any violation of law, regulation or ordinance affecting the mortgaged Property.

(5) Mortgagor shall pay before the same becomes delinquent, all taxes, assessments, liens and charges on or against the mortgaged Property. Each year Mortgagor shall furnish to Mortgagee, before delinquency, official receipts from the taxing authority showing payment in full of all taxes, assessments, liens and charges referred to in this paragraph.

(6) If Mortgagor shall neglect or refuse to keep in good order any improvements on the mortgaged Property, to maintain and pay the premiums for the insurance required hereinabove or to pay and discharge all taxes of whatsoever nature, assessments and charges of every nature and to whomsoever assessed, as provided for hereinabove, Mortgagee may, at Mortgagee's election, cause such repairs to be made, obtain such insurance or pay said taxes, assessments and charges and any amounts paid as a result thereof, together with interest thereon at the rate provided in the Note secured hereby, from date of payment, shall be immediately due and payable by Mortgagor to Mortgagee, and until paid shall be added to and become a part of the principal debt secured hereby, and the same may be collected as part of said principal debt in any suit hereon or upon the Note; or the Mortgagee, by the payment of any tax, assessment or charge, may, if it sees fit, be ipso facto subrogated to the rights of the State, the Parish and all political or governmental subdivisions. No such advances shall be deemed to relieve Mortgagor from any default hereunder or impair any right or remedy consequent thereon, and the exercise of the right to make advances granted in this paragraph shall be optionable with Mortgagee, and not obligatory, and Mortgagee shall not in any case be liable to Mortgagor for a failure to exercise any such right.

(7) Mortgagor shall pay all sums, the failure of which may result in the acquisition of a lien senior to the lien of this mortgage before such senior lien may attach.

The covenants herein contained shall bind, and the benefits and advantages shall inure to the respective heirs and assigns of the parties hereto.

In the event that:

(1) The payment of any monthly installment on the Note is not made when due, and such failure to pay continues for thirty (30) days, as provided in the Note;

(2) There is a default in the performance or observance of any of the obligations of the Mortgagor hereunder, and such default be not remedied to the reasonable satisfaction of the holder of the Note within thirty (30) days after date of notice of such default;

(3) Mortgagor commences a voluntary case into the Federal Bankruptcy laws as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or similar law;

(4) Mortgagor consents to the appointment of or the taking of possession by a receiver, liquidator, syndic, trustee or custodian, of any substantial part of Mortgagor's property;

(5) Mortgagor makes an assignment for the benefit of creditors;

(6) An involuntary case under Federal Bankruptcy Law, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, is filed in respect to the Mortgagor and a court having jurisdiction over the Mortgaged property and such case is not dismissed within sixty (60) days after such filing;

(7) Proceedings are taken by or against Mortgagor looking to the appointment of a receiver or syndic or for a respite, assignment, receivership or liquidation and, if such proceedings are taken without Mortgagor's consent, such proceedings are not dismissed within sixty days from the date on which they were filed; or

(8) The Mortgaged property is seized under any writ or process of court,

then, in any one or more of such events, the whole indebtedness secured hereby shall, at the option of the Mortgagee, and without notice, at once mature and become due and exigible.

Neither failure of Mortgagee to exercise any option to declare the maturity of the principal debt or any sums hereby secured under any of the foregoing covenants or stipulations, or other procurement of insurance or payment of taxes as hereinbefore provided, shall be taken or deemed a waiver of the right to exercise any such option or to declare such maturity as to such past or any subsequent violation of said covenants or stipulations.

All taxes up to and including the taxes due and exigible in 2018 are paid.

The parties hereto waive production of mortgage and conveyance certificates.

THUS DONE AND PASSED, in multiple originals in Jefferson, Louisiana, on the day, month and year first hereinabove written, in the presence of the undersigned competent witnesses who hereunto sign their names with the said Appearers and me, Notary, after due reading of the whole.

WITNESSES:

(signature of witness)

Colleen Beattie

(printed name of witness)

(signature of witness)

Olivia Boissy

(printed named of witness)

MORTGAGOR:

Miro Street Investments, LLC

Kendrea Young

Mason Thomas

NOTARY PUBLIC

JOHN A. COSTELLO • ID NO. 126562
NOTARY PUBLIC
COMMISSIONED FOR LIFE
STATE OF LOUISIANA